Exhibit 99.1

PRESS RELEASE
Synthesis Energy Systems Announces First Quarter 2010 Financial Results
Conference call scheduled for 8:00 a.m. Eastern Today
HOUSTON, Texas, October 29, 2009 — Synthesis Energy Systems, Inc. (the “Company”) (NASDAQ: SYMX), an energy and gasification technology company, today announced results for the quarter ended September 30, 2009.
“We are pleased to start fiscal 2010 with solid operations from our Hai Hua joint venture plant,” said Robert Rigdon, President and CEO of the Company. “We have laid the groundwork to drive continued improvement in our operating performance and are now seeing the results of our efforts with revenue for product sales at the Hai Hua joint venture plant increasing over 40% compared to the fourth quarter of fiscal 2009. During the remainder of fiscal 2010, we will focus on the execution of our Yima project and developing our technology licensing business in regions such as Australia, India, China and the U.S. for coal and biomass to energy projects which we believe will bring near-term value,” Rigdon added.
First Quarter Financial Results (Unaudited)
For the quarter ended September 30, 2009, the Company reported total revenue of $2.3 million. This included revenue for product sales at the Hai Hua joint venture plant of $1.6 million, which is an increase of $0.4 million from the fourth quarter of fiscal 2009, due to the plant’s increased availability for production and due to sales of oxygen under the cost-sharing arrangement with Hai Hua. Additionally, the Company reported other revenues of $0.7 million which was primarily for engineering services related to the Yima project.
Cost of sales and plant operating expenses were $1.7 million, a decrease of $0.5 million from the fourth quarter of fiscal 2009. The plant’s operating costs, including coal, power and other materials’ consumption, improved on a per unit cost of syngas production due to more efficient operations and cost controls.
General and administrative expenses were $3.1 million, a decrease of $0.2 million, or 5%, from the fourth quarter of fiscal 2009.
Project and technical development expenses were $1.0 million for the quarter and included a $0.9 million charge for a consulting fee related to the financial closing of Yima.
The Company’s operating loss for the quarter, which included $1.3 million of non-cash expenses which are comprised of stock-based compensation and depreciation and amortization, was $(4.9) million, compared to an operating loss of $(6.6) million for the fourth quarter of fiscal 2009 which included $1.0 million of non-cash expenses and a $1.25 million impairment loss.
Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

At September 30, 2009, the Company had cash and cash equivalents of $55.0 million and working capital of $48.8 million. During the quarter, the Company invested $29.3 million of cash into the Yima project.
Conference Call Information
Senior management will hold a conference call today at 8:00 a.m. Eastern Time to review the Company’s financial results for the quarter and year ended September 30, 2009 and provide an update on corporate developments.
To access the live webcast, please log on to the Company’s website at www.synthesisenergy.com. Alternatively, callers may participate in the conference call by dialing (612) 288-0329. An archived version of the webcast will be available on the website through November 29, 2009. A telephone replay of the conference call will be available approximately two hours after the completion of the call through Thursday, November 5, 2009. Callers can access the replay by dialing (320) 365-3844; the PIN access number is 120409.
About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy and chemical products, such as transportation fuel, substitute natural gas, fuel gas, methanol and ammonia. The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit or call (713) 579-0600.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, our ability to reduce operating costs, the limited history and viability of our technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in the Hai Hua joint venture project, approvals and permits for our Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, and the sufficiency of internal controls and procedures. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
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Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Revenue:
Product sales	$1,644	$1,168	$125
Other	657	—	—

Total revenue	2,301	1,168	125

Costs and Expenses:
Costs of sales and plant operating expenses	1,737	2,207	1,422
General and administrative expenses	3,081	3,245	4,559
Project and technical development expenses	1,020	1,362	570
Stock-based compensation expense	598	283	2,132
Depreciation and amortization	722	718	779

Total costs and expenses	7,158	7,815	9,462

Operating loss	(4,857)	(6,647)	(9,337)

Non-operating (income) expense:
Interest income	(38)	(84)	(776)
Interest expense	180	179	278

Net loss	(4,999)	(6,742)	(8,839)

Less: net loss attributable to noncontrolling interests	422	49	323

Net loss attributable to stockholders	$(4,577)	$(6,693)	$(8,516)

Net loss per share:
Basic and diluted	$(0.10)	$(0.14)	$(0.18)

Weighted average common shares outstanding
Basic and diluted	48,148	48,037	48,011

Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	June 30,
	2009	2009
ASSETS

Current assets:
Cash and cash equivalents	$54,961	$90,420
Accounts receivable	1,919	1,333
Prepaid expenses and other currents assets	1,044	689
Inventory	711	780

Total current assets	58,635	93,222

Construction-in-progress	5,499	6,078
Property, plant and equipment, net	37,715	37,713
Intangible asset, net	1,344	1,386
Investment in Yima joint venture	32,288	1,500
Other long-term assets	4,808	6,237

Total assets	$140,289	$146,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses and accounts payable	$7,627	$8,828
Current portion of long-term bank loan	2,255	2,254

Total current liabilities	9,882	11,082
Long-term bank loan	7,834	8,958

Total liabilities	17,716	20,040

Stockholders’ Equity:
Common stock, $0.01 par value: 100,000 shares authorized: 48,218 and 48,118 shares issued and outstanding, respectively	482	481
Additional paid-in capital	197,066	196,441
Deficit accumulated during development stage	(79,278)	(74,701)
Accumulated other comprehensive income	1,608	1,598

Total Synthesis Energy Systems, Inc. stockholders’ equity	119,878	123,819
Noncontrolling interests in subsidiaries	2,695	2,277

Total stockholders’ equity	122,573	126,096

Total liabilities and stockholders’ equity	$140,289	$146,136

Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610